Exhibit 99.1

Plaintiffs Voluntarily Dismiss Shareholder Suits Against Pediatrix

    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Oct. 30, 2003--Pediatrix Medical Group, Inc., (NYSE:PDX) today announced that all of the shareholder class action lawsuits that were filed in June and July of 2003 have been voluntarily dismissed without prejudice.
    The suits were filed following Pediatrix's June 24 announcement that a U.S. Attorney's Office is conducting an investigation into the Company's Medicaid billing practices nationwide. This investigation is active and ongoing.
    As previously announced Pediatrix will report its complete financial results and provide 2004 financial guidance prior to the market opening on Wednesday, November 5, 2003. Pediatrix re-affirms its existing financial guidance for the 2003 third quarter, which includes estimated earnings per share of between 95 and 97 cents.

    About Pediatrix

    Pediatrix was founded in 1979. Pediatrix physicians are reshaping the delivery of maternal-fetal and newborn care, identifying best demonstrated processes and participating in clinical research to enhance patient outcomes and provide high-quality, cost-effective care. Its neonatal physicians provide services at more than 200 NICUs, and through Obstetrix, its perinatal physicians provide services in many markets where Pediatrix's neonatal physicians practice. Combined, Pediatrix and its affiliated professional corporations employ more than 675 physicians in 30 states and Puerto Rico. Additional information is available at http://www.pediatrix.com

    Matters discussed in this release may include forward-looking statements within the meaning of the Federal securities laws. Such forward-looking statements may include, but are not limited to, statements relating to Pediatrix's objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that Pediatrix intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are often characterized by terminology such as "believe", "hope", "may", "anticipate", "should", "intend", "plan", "will", "expect", "estimate", "project", "positioned", "strategy" and similar expressions.
    These statements are based on assumptions and assessments made by Pediatrix's management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Any forward-looking statement is made as of the date hereof. We disclaim any duty to update or revise any such statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements.
    Some of the factors that may cause actual results, developments and business decisions to differ materially from those projected or anticipated by such forward-looking statements, as more fully discussed under the section entitled "Risk Factors" in Pediatrix's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, pending and future investigations by federal and state government authorities of Pediatrix's billing or other practices (including the previously disclosed investigation by a U.S. Attorney's Office regarding Pediatrix's Medicaid billing practices and an investigation by the Federal Trade Commission); unfavorable regulatory or other changes or conditions in geographic areas where Pediatrix's operations are concentrated; determinations that Pediatrix failed to comply with applicable health care laws and regulations, limitations, reductions or retroactive adjustments reimbursement amounts or rates by government-sponsored health care programs; audits by third party payors with respect to Pediatrix's billings for services; failure of physicians affiliated with us to appropriately record and document the services that they provide; Pediatrix's failure to find suitable acquisition candidates or successfully integrate any future or recent acquisitions; Pediatrix's failure to successfully implement Pediatrix's strategy of diversifying its operations; impairment of long-lived assets, such as goodwill; federal and state health care reform, including changes in the interpretation of government-sponsored health care programs; Pediatrix's failure to successfully recruit additional and retain existing qualified physicians; pending and future malpractice and other lawsuits; (including the previously disclosed shareholder class action lawsuits); Pediatrix's failure to manage growth effectively and to maintain effective and efficient information systems; Pediatrix's failure to collect reimbursements from third party payors in a timely manner; cancellation or non-renewal of Pediatrix's arrangements with hospitals, or renewal of such arrangements on less favorable terms; loss of Pediatrix's affiliated physicians' privileges or ability to provide services in hospitals, or hospitals entering into arrangements with physicians not affiliated with Pediatrix; and increased competition in the health care industry.

    CONTACT: Pediatrix Medical Group, Inc., Fort Lauderdale
             Bob Kneeley, 954/384-0175, x-5300
             Director, Investor Relations
             bob_kneeley@pediatrix.com